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Exhibit 3.7

UNOFFICIAL OFFICE TRANSLATION

                      CERTIFICATE OF REGISTRATION

Business Register Number:	915 768 237	Limited Company
Date of incorporation:	28.11.1969	Transferred to the Register of Business Enterprises: 17.12.1988
Firm:	INGENIØR M O SCHØYENS BILCENTRALER AS
Business Address:	Drammensveien 155 C 0277 OSLO
Municipality:	0301 OSLO
Country:	Norway
Postal address:	Postboks 256 Skøyen 0213 OSLO
Share capital NOK:	750,000.00
The capital is fully paid
Managing director/CEO:
Sjur Eskild Brenden
Board of directors: Chairman:
Frode Larsen		Representative of the holders of A-shares
Vendla 56 1397 NESØYA
Deputy chairman:
Georg Kervel		Representative of the holders of A-shares
Board members:
Vasant Mistry		Representative of the holders of A-shares
Anne Merete Stoltz Nicolaysen		Representative of the holders of A-shares
Kjetil Waal		Employee representative
Kjell Sæther		Employee representative
Alternate board members:
Kjell Kristiansen		Employee representative
Elisabeth Frostad		Employee representative
Signing authority:
The chairman and one additional member of the board of directors have the joint signing authority for the company.
Power of attorney:
Sjur Eskild Brenden
Accountant:
Accountant number 980 211 282 DELOITTE STATSAUTORISERTE RVISORER AS Karenslyst Alle 20 0213 OSLO		Chartered Accountants
Objective:
To administer and operate public transportation in the widest sence, including the performance of administrative and operational tasks for other businesses.

UNOFFICIAL OFFICE TRANSLATION
Adopted at the Shareholders meeting on 27 June 2002

ARTICLES OF ASSOCIATION

FOR

INGENIØR M. O. SCHØYENS BILCENTRALER AS

§ 1

        The name of the company is Ingeniør M. O. Schøyens Bilcentraler AS.

§ 2

        The objective of the company is to administer and operate public transportation in the widest sense, including the performance of administrative and operational tasks for other businesses.

§ 3

        The company's registered office is in Oslo.

§ 4

        The share capital of the company is NOK 750.000,- divided on 750 shares, each in the amount of NOK 1000,- and designated by name. Transfer of shares is not valid towards the company without approval of the board of directors.

§ 5

        The bodies of the company are:

  I
  The shareholders' meeting

  II
  The corporate assembly

  III
  The board of directors

§ 6

        The ordinary shareholders' meeting shall be held each year within the end of the month of August and be summoned with no less than 14 days' notice.

        The shareholders' meeting shall;

  a)
  Consider the annual report and accounts closed as per 28 February, hereunder distribution of dividends.

  b)
  Elect 2/3 of the members of the corporate assembly with alternates and the accountant—and determine the remuneration of the accountant.

  c)
  Decide upon other matters presented to it by the board of directors, the corporate assembly of the shareholders.

        Summons to the shareholders' meeting shall be carried out through letters to the shareholders with the annual report, accounts and auditors statement enclosed.

        The summons for the shareholders' meeting shall include a list of the matters to be considered by the shareholders' meeting. Matters to be considered by the shareholders' meeting must be presented to the board of directors no later than three weeks prior to the date of the shareholders' meeting.

        Each share carries one vote at the shareholders' meeting. A shareholder may elect to meet by proxy. The proxy must be evidenced by written power of attorney.

        Extraordinary shareholders' meeting may be summoned with at least eight days notice when the board of directors, the corporate assembly or shareholders representing at least 1/10 of the share capital so request.

§ 7

        The board of directors of the company shall consist of from 5 - 8 members with the addition of up to 4 alternates.

        The chairman and one additional member of the board of directors have the joint signing authority for the company.

        The Board of directors may grant power of attorney.

        In order to adopt valid resolutions a quorum of at least half of the members of the board of director must participate. In case of a voting tie the vote of the chairman will be decisive. Board members above the age of 70 years are not eligible for election.

§ 8

        The company shall have a corporate assembly consisting of 12 members. 2/3 of the members shall be elected by the shareholders' meeting and 1/3 shall be elected by the employees.

        The corporate assembly elects the chairman of the board of directors and the members of the board of directors. The election is carried out by majority vote unless 1/3 of the members of the corporate assembly demand that the election be carried out by the method of proportional representation.

        1/6 of the members of the corporate assembly may demand that a meeting be summoned.

§ 9

        Proposal for amendment of these articles of association must be presented to the Board within 3 weeks prior to the shareholders' meeting. Amendment of the articles of association may only be resolved by a majority of at least 2/3 of the votes cast.

§ 10

        Matters that are not regulated in these articles of association shall be governed by the laws regarding limited companies in force from time to time.

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  Exhibit 3.7
ARTICLES OF ASSOCIATION FOR INGENIØR M. O. SCHØYENS BILCENTRALER AS